Exhibit 99.1

FOR IMMEDIATE RELEASE

INOGEN ANNOUNCES CFO TRANSITION PLAN

– Names Mike Sergesketter as Interim Chief Financial Officer–

–Reaffirms 2023 Financial Guidance–

Goleta, CA – September 7, 2023 – Inogen, Inc. (NASDAQ: INGN), a medical technology company offering innovative respiratory products for use in the homecare setting, today announced the appointment of Mike Sergesketter as Interim Chief Financial Officer, effective immediately. Mr. Sergesketter last served as Interim Chief Financial Officer of the company between December 2021 and March 2022, and previously served as CFO of Kimball Electronics, Inc. where he was instrumental in helping to develop and execute the company’s globalization strategy while also building a robust finance function to support the company’s growth. He succeeds Kristin Caltrider who has stepped down for personal reasons. Ms. Caltrider’s decision was not related to any disagreements with the Company or its management on any matters relating to the Company’s operations, policies, or practices. The Company has retained a leading executive search firm to help with the search for a permanent replacement.

Nabil Shabshab, President and Chief Executive Officer of Inogen, said, “I would like to thank Kristin for her contributions to Inogen and share my optimism for the future of the company as we continue our strategic evolution to become a more prominent player in respiratory care. Mike has brought value to Inogen as an accomplished CFO and partner to me, and I am pleased to welcome him back to the company. His decades of experience across finance, M&A, and strategic manufacturing, as well as his track record of being a partner and advisor cross-functionally are strong assets as we continue to execute against our 2023 plans and prepare for 2024.”

Mr. Sergesketter brings over forty years of finance experience in the manufacturing services industry. He brings expertise working across business functions, including with the CEO and Board of Directors, Audit Committee and Compensation and Governance Committee. As part of his role as the CFO of Kimball Electronics, Inc. following its spin-off in 2014 and through June 2021, Mr. Sergesketter led the transformation of the finance and reporting functions to support the newly formed public company, helping to formulate and execute on the strategy that led to global expansion. During his tenure at Kimball Electronics and its predecessors, Mr. Sergesketter had the responsibility for a number of critical finance functions, including SEC reporting, Treasury, Investor Relations, Tax, Financial Planning & Analysis, Internal Audit while playing a leading role in various M&A transactions in the US and abroad.

Financial Guidance

Inogen is reaffirming expectations for 2023 annual revenue of $315 million to $320 million and Adjusted EBITDA loss of $20 million to $25 million for the full year.

About Inogen

Inogen, Inc. (Nasdaq: INGN) is a leading global medical technology company offering innovative respiratory products for use in the homecare setting. Inogen supports patient respiratory care by developing, manufacturing, and marketing innovative best-in-class portable oxygen concentrators used to deliver supplemental long-term oxygen therapy to patients suffering from chronic respiratory conditions. Inogen partners with patients, prescribers, home medical equipment providers, and distributors to make its oxygen therapy products widely available allowing patients the chance to remain ambulatory while managing the impact of their disease.

For more information, please visit www.inogen.com.

Inogen has used, and intends to continue to use, its Investor Relations website, http://investor.inogen.com/, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. For more information, visit http://investor.inogen.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, Inogen’s expectations for our 2023 revenue and Adjusted EBITDA expectations. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks arising from the possibility that Inogen will not realize anticipated revenue or expenses will not decrease; risks related to cost inflation; the risks our innovation pipeline will not produce meaningful results; risks related to our pending acquisition of Physio Assist including on expenses; the impact of changes in reimbursement rates and reimbursement and regulatory policies; and the possible loss of key employees, customers, or suppliers; the risk that expenses and costs will exceed Inogen’s expectations. Information on these and additional risks, uncertainties, and other information affecting Inogen’s business operating results are contained in its Annual Report on Form 10-K for the year ended December 31, 2022, its Quarterly Report on Form 10-Q for the calendar quarter ended June 30, 2023, and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

Non-GAAP Financial Measures

Management believes that non-GAAP financial measures, taken in conjunction with U.S. GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of Inogen’s core operating results. Management uses non-GAAP measures to compare Inogen’s performance relative to forecasts and strategic plans, to benchmark Inogen’s performance externally against competitors, and for certain compensation decisions. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Inogen's operating results as reported under U.S. GAAP. Inogen encourages investors to carefully consider its results under U.S. GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between U.S. GAAP and non-GAAP results are presented in the accompanying tables of this release. For future periods, Inogen is unable to provide a reconciliation of non-GAAP measures without unreasonable effort as a result of the uncertainty regarding, and the potential variability of, the amounts of interest income, interest expense, depreciation and amortization, stock-based compensation, provision for income taxes, and certain other infrequently occurring items, such as acquisition-related costs, that may be incurred in the future.

Investor Contact

ir@inogen.net